Exhibit 99
FORM OF
REVOCABLE PROXY
Northwest Suburban Bancorp, Inc.
Special Meeting of Stockholders
          The undersigned hereby appoints Peter J. Wifler and George K. Busse, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northwest Suburban Bancorp, Inc. (“Northwest”) that the undersigned is entitled to vote at Northwest’s Special Meeting of Shareholders (the “Meeting”), to be held on                        , 2007, at                     , located at                     ,                     , Illinois, at                     .m., local time, and any and all adjournments and postponements thereof, as follows:
1.	The approval and adoption of the Agreement and Plan of Merger dated as of March 22, 2007 (the “Merger Agreement”) by and between Midwest Banc Holdings, Inc. and Northwest and the merger of Northwest with and into Midwest Banc Holdings, Inc. contemplated by the Merger Agreement (the “Merger”).
☐ FOR                      ☐ AGAINST                     ☐ ABSTAIN
The Board of Directors recommends a vote “FOR”
approval and adoption of the Merger Agreement and the Merger.
2.	The approval to adjourn the Meeting in the event that an insufficient number of shares is present in person or by proxy to approve and adopt the Merger Agreement and the Merger to permit further solicitation.
☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN
3.	In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.
(continued and to be signed on the reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          This proxy may be revoked at any time before it is voted by: (a) filing with the Secretary of Northwest at or before the Meeting a written notice of revocation bearing a later date than this proxy; (b) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Northwest at or before the Meeting; or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
          The undersigned acknowledges receipt from Northwest, prior to the execution of this proxy, of Notice of the Special Meeting and a Proxy Statement/Prospectus.

Date: , 2007
PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE